UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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THERAGENICS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THERAGENICS CORPORATION®
5203 BRISTOL INDUSTRIAL WAY
BUFORD, GEORGIA 30518

________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

________________

You are cordially invited to attend the Annual Meeting of Stockholders of Theragenics Corporation (the “Company”) to be held at 9:00 A.M., Pacific Time, on Thursday, May 14, 2009, at the Benson Hotel, 309 Southwest Broadway, Portland, Oregon 97205, for the purpose of electing two directors and ratifying the appointment of Dixon Hughes PLLC as our independent registered public accounting firm for the current year.  The Company recommends that the stockholders re-elect the directors nominated and ratify the appointment of Dixon Hughes PLLC.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on May 14, 2009

This proxy statement and a copy of the Company’s Annual Report on Form 10-K are available at www.theragenics.com.  For information regarding attending the stockholders’ meeting and voting in person, please see the legend below.

The Board of Directors has fixed the close of business on March 16, 2009, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting.

Sincerely,

/s/ Bruce W. Smith
Bruce W. Smith,
Secretary

Buford, Georgia
April 6,  2009

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

A TICKET MUST BE PRESENTED TO GAIN ADMISSION TO THE ANNUAL MEETING OF STOCKHOLDERS. IF YOU ARE PLANNING TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED ADMISSION TICKET REQUEST FORM TO RECEIVE YOUR ADMISSION TICKET. YOU WILL NOT BE MAILED AN ADMISSION TICKET. YOUR TICKET WILL BE AVAILABLE AT THE REGISTRATION TABLE ON MAY 14, 2009.

THERAGENICS CORPORATION®
5203 Bristol Industrial Way
Buford, Georgia 30518

________________

PROXY STATEMENT

________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Theragenics Corporation (the “Company”) to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 14, 2009, at the Benson Hotel, 309 Southwest Broadway, Portland, Oregon 97205, at 9:00 A.M., Pacific Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on March 16, 2009, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the forthcoming Annual Meeting of Stockholders or any adjournment thereof. Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. A proxy may be revoked by attending and voting at the meeting, by giving a later proxy or by written notice to the Secretary of the Company received at the Company’s offices at 5203 Bristol Industrial Way, Buford, Georgia, 30518, prior to the date of the Annual Meeting.

When proxies are returned properly executed, the shares represented thereby will be voted as directed in the executed proxy. If the proxy is signed and returned but no direction is specified therein, it will be voted FOR the election of the nominees named therein and the ratification of the appointment of Dixon Hughes PLLC as our independent registered public accounting firm.

You will need a ticket to attend the Annual Meeting of Stockholders. If your shares are registered in your name and not in the name of a bank, broker or other third party, you may request an admission ticket by completing and returning the enclosed Admission Ticket Request Form. You will not be mailed an admission ticket. Your ticket will be available at the registration table on May 14, 2009.

If you plan to attend the Annual Meeting of Stockholders in person and your shares are not registered in your own name, please advise the bank, broker or other institution that holds your shares that you plan to attend the Annual Meeting. That firm must provide you with documentation showing that you owned your shares of the Company as of the record date, March 16, 2009. This documentation may be either a copy of an account statement that shows you owned the shares on the record date or a letter from the firm that confirms you owned the shares on that date. Please include that documentation when you return the enclosed Admission Ticket Request Form to the Company to receive an admission ticket.

The expenses for soliciting proxies for the forthcoming Annual Meeting of Stockholders are to be paid by the Company. Directors, officers and employees of the Company, who will not be specially compensated for such services, may make solicitation of proxies by means of personal calls upon, or telephonic or electronic communications with, stockholders or their personal representatives. The Company will reimburse brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to beneficial owners. It is anticipated that this Proxy Statement and enclosed Proxy will first be mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about April 6, 2009.

VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

As of March 16, 2009, there were 33,447,910 shares of Common Stock, par value $.01 per share (“Common Stock”) outstanding and entitled to vote at the Annual Meeting.

The holders of Common Stock are entitled to vote as a single class and to one vote per share, exercisable in person or by proxy, at all meetings of stockholders. Holders of Common Stock do not have cumulative voting rights. Abstentions and “broker non-votes” are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted in determining the numbers of shares voted for or against any nominee for director or any other proposal at the Annual Meeting.

The following table sets forth the ownership of the Company’s Common Stock as of March 16, 2009, by:

•	each of the Company’s directors and executive officers, including the Named Executive Officers appearing in the Summary Compensation Table under “Executive Compensation and Related Matters;” and
•	all persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock.

Unless otherwise indicated, the address for each person listed is c/o Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Stock Outstanding(2)
Healthinvest Partners AB (3)	3,322,846	(4)	9.9%
FMR LLC (5)	3,304,620	(6)	9.9%
Dimensional Fund Advisors LP (7)	2,809,782	(8)	8.4%
Conus Partners, Inc. (9)	2,745,306	(10)	8.2%
M. Christine Jacobs	811,377	(11)	2.4%
Bruce W. Smith	300,650	(12)	*
Francis J. Tarallo	158,038	(13)	*
Peter A.A. Saunders	145,000	(14)	*
John V. Herndon	134,665	(15)	*
R. Michael O’Bannon, Ph.D.	110,204	(16)	*
Janet Zeman	67,517	(17)	*
K. Wyatt Engwall	47,100	(18)	*
Michael F. Lang	35,250	(19)	*
C. David Moody, Jr.	32,318	(20)	*
Ronald Routhier	26,706	(21)	*
C. Russell Small	26,706	(22)	*
Kathleen A. Dahlberg	5,000	(23)	*
All Directors and Executive Officers as a Group (thirteen persons)	1,900,531	(24)	5.5%
     __________
*  Less than 1%

(1)	Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her, unless otherwise noted.

(2)
The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days and that no other conversion rights, options or other rights to subscribe have been exercised by anyone else.

(3)	Arsenalsgatan 4, SE-111 47 Stockholm, Sweden.

(4)	Beneficial ownership as reported on Schedule 13G/A filed with the Commission on February 11, 2009.

(5)	82 Devonshire Street, Boston, Massachusetts 02109.

(6)
Beneficial ownership as of December 31, 2008 as reported by FMR LLC, amending the statement on Schedule 13G previously filed by FMR Corp., the predecessor of FMR LLC. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 3,304,620 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.  The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 3,304,620 shares of the Common Stock outstanding.  Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 3,304,620 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC.  The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares.  Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.  Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC,  has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(7)	1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(8)
Beneficial ownership as of December 31, 2008 as reported on a Schedule 13G filed with the Commission on February 9, 2009.  Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Issuer held by the Funds.  However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.  In addition, the filing of this Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

(9)	49 West 38th Street, 11th Floor, New York, New York 10019.

(10)	Beneficial ownership as reported on Schedule 13G/A filed with the Commission on February 13, 2009.

(11)	Includes 410,250 shares purchasable by Ms. Jacobs within 60 days upon exercise of options and 83,750 restricted stock shares subject to forfeiture at various dates before February 26, 2013.

(12)	Includes 91,750 shares purchasable by Mr. Smith within 60 days upon exercise of options and 31,250 restricted stock shares subject to forfeiture at various dates before February 26, 2013.

(13)	Includes 63,700 shares purchasable by Mr. Tarallo within 60 days upon exercise of options and 35,500 restricted stock shares subject to forfeiture at various dates before February 26, 2013.

(14)	Includes 96,000 shares purchasable by Mr. Saunders within 60 days upon exercise of options and 10,000 restricted stock shares subject to forfeiture at various dates before May 15, 2011.

(15)	Includes 96,000 shares purchasable by Mr. Herndon within 60 days upon exercise of options and 10,000 restricted stock shares subject to forfeiture at various dates before May 15, 2011.

(16)	Includes 57,000 shares purchasable by Dr. O’Bannon within 60 days upon exercise of options and 16,750 restricted stock shares subject to forfeiture at various dates before February 26, 2013.

(17)
Includes 35,700 shares purchasable by Ms. Zeman within 60 days upon exercise of options and 22,500 restricted stock shares subject to forfeiture at various dates before February 26, 2013.  Includes 2,200 shares owned beneficially through spouse.

(18)	Includes 5,000 restricted stock shares subject to forfeiture at various dates before May 15, 2011.

(19)	Includes 7,250 shares purchasable by Mr. Lang within 60 days upon exercise of options and 24,750 restricted stock shares subject to forfeiture at various dates before February 26, 2013.

(20)	Includes 8,333 restricted stock shares subject to forfeiture at various dates before May 15, 2011

(21)	Includes 2,500 shares purchasable by Mr. Routhier within 60 days upon exercise of options and 22,500 restricted stock shares subject to forfeiture at various dates before February 26, 2013.

(22)	Includes 2,500 shares purchasable by Mr. Small within 60 days upon exercise of options and 22,500 restricted stock shares subject to forfeiture at various dates before February 26, 2013.

(23)	Includes 5,000 restricted stock shares subject to forfeiture at various dates before May 15, 2011.

(24)
Includes 862,650 shares purchasable by all Executive Officers and Directors as a group within 60 days upon exercise of options and 297,833 restricted stock shares subject to forfeiture at various dates before February 26, 2013.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

The Corporate Governance Committee has selected, and the Board of Directors will cause to be nominated at the meeting, Kathleen A. Dahlberg and C. David Moody, Jr., for re-election as Class II Directors to serve until the Annual Meeting of Stockholders in 2012 or until their successors shall have been elected and qualified.

The Board of Directors of the Company is divided into three classes (Class I, Class II and Class III) with one class of Directors elected each year for a three-year term.  The total number of Directors currently authorized is eight. The Corporate Governance Committee and Board of Directors have selected two nominees for nomination at the Annual Meeting.  Immediately following the Annual Meeting, it is expected that there will be two vacancies on the Board.  In accordance with applicable law and the Company’s By-Laws, the Board of Directors may fill the vacancies on the Board.  The Corporate Governance Committee may identify and evaluate Director candidates to fill the vacancies on the Board at a later date and the Board may fill the vacancies, or the Board may elect to reduce the size of the Board.  The rules of the Securities and Exchange Commission provide that proxies for the Annual Meeting cannot be voted for a greater number of persons than the number of nominees named.

Provided that a quorum of stockholders is present at the meeting in person or by proxy, the Director nominees will be elected by a plurality of the votes cast at the meeting. Abstentions and “broker non-votes” will have no effect on the election of the Directors. The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the above-named nominees unless instructed otherwise on the proxy card. If at the time of the Annual Meeting of Stockholders either nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.

The Directors and Director nominees have supplied the Company with the following information concerning their age, principal employment, other directorships and positions with the Company:

Class I Directors (term to expire in 2011)
John V. Herndon Director since 1987 Age: 68
Mr. Herndon joined the Company in April 1987, as Executive Vice President and in July 1989, was appointed President, Chief Executive Officer and Chairman of the Board of Directors of the Company. In August 1993, Mr. Herndon relinquished his role as Chief Executive Officer while retaining his position as Chairman of the Board of Directors of the Company. Mr. Herndon stepped down as Chairman of the Board in December 1994, and currently serves as a Director and Advisor to the Chief Executive Officer.

Peter A.A. Saunders, F.R.S.A. (Fellow of Royal Society of Arts) Director since 1989 Age: 67
Prior to his retirement in 1999, Mr. Saunders was Owner/Chairman of PASS Consultants from 1988 to 1997, a marketing and business consultancy company based in the United Kingdom. From 1992 to 1994 he served as managing director of United Artists Communications (London-U.K.) Ltd. and from 1972 to 1988 Mr. Saunders held various senior executive and managing directorship positions with Allders Department Stores in the U.K. From 1993 to 1998 Mr. Saunders was a non-executive business director of Mayday University Hospital, a 700-bed hospital in London.

Class II Directors Nominees (current term expires in 2009)

Kathleen A. Dahlberg Director since May 2008 Age 56
Ms. Dahlberg has been the Chief Executive Officer of 2Unify LLC, a communications company, since 2006.  Ms. Dahlberg has been the Founder, President and Chief Executive Officer of Open Vision Partners (a private consortium of professionals bringing new technologies and businesses to market) and a business consultant on the application of new technologies for business improvement and process change since September 2001.  Ms. Dahlberg was also the Vice President of Worldwide Restaurant Solutions at McDonald’s Corporation from 2002 to 2004.  Ms. Dahlberg currently serves as a director of P.H. Glatfelter Company, a New York Stock Exchange listed company.  Glatfelter is a manufacturer of specialty papers and engineered products.  Ms. Dahlberg serves as chair of Glatfelter’s Compensation Committee and also serves on its Nominating and Corporate Governance Committee.

C. David Moody, Jr. Director since 2007 Age 52
Mr. Moody is President and Chief Executive Officer of C. D. Moody Construction Company, a commercial construction firm which Mr. Moody founded in 1988.  Since 2000, Mr. Moody has also served as a director of Citizens Bancshares Corporation, a bank holding company traded on the OTC Bulletin Board (ticker symbol, (ZBS)), where he is a member of the Loan Committee, a member of the Executive Committee and Chairman of the Asset and Liability Committee.

Class III Directors (term to expire in 2010)
M. Christine Jacobs Director since 1992 Age: 58
Since 1992, Ms. Jacobs has been President and Chief Operating Officer of the Company, and in August 1993, Ms. Jacobs was promoted to the position of Chief Executive Officer while retaining the position of President. In 1997 Ms. Jacobs was elected Co-Chairman and in 1998 she was elected Chairman.  She served as Chairman from 1998 to 2005, and from 2007 to present. Ms. Jacobs is also a member of the Board of Directors of McKesson Corporation, a healthcare products and services provider listed on the NYSE (ticker symbol, MCK). Ms. Jacobs also serves on McKesson’s Compensation and Governance Committees. Ms. Jacobs also sits on the Boards of The Georgia State University Foundation, the Board of Councilors of the Carter Center in Atlanta, the American Council for Capital Formation and Friends of Centers for Disease Control and Prevention.

K. Wyatt Engwall Director since May 2008 Age: 61
Mr. Engwall served as Chief Financial Officer of Morrison Management Specialists  from June 1996 until his retirement in January 2005.  Morrison’s was listed on the NYSE until purchased by Compass Group LLC in 2001.  Prior to 1996 at Morrison’s, Mr. Engwall served in various capacities at Morrison Management Services.

Information on Committees of the Board of Directors and Meetings

The Board of Directors held six meetings during 2008.  All incumbent Directors attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings held by all committees of the Board of Directors on which they served. The Company encourages members of the Board of Directors to attend the annual meeting of stockholders. All Directors then in office attended the Annual Meeting held in 2008.

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance Committee. All members of the Audit, Compensation and Governance committees must be independent directors as defined by the Board’s Corporate Governance Guidelines.  Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission (“SEC”) independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than directors’ compensation.  The Board of Directors has affirmatively determined that each of the members of the Audit Committee, Compensation Committee and Corporate Governance Committee meets the Board’s Corporate Governance Guidelines for independence and that the members of the Audit Committee meet the separate SEC independence requirements.

The Audit Committee met seven times during 2008. The Audit Committee’s responsibilities include the selection of the Company’s independent auditors; maintaining direct lines of communication between the Board of Directors, the independent auditors and the Company’s financial management; monitoring the adequacy and effectiveness of the external audit function and the financial management of the Company; and assessing and monitoring the control environment and reporting to stockholders. The responsibilities of the Audit Committee are more fully described in its charter. Each of the members of the Audit Committee, whose members are Mr. Engwall, who serves as Chair, Mr. Moody and Mr. Saunders, is financially literate, as required of Audit Committee members by the New York Stock Exchange. The Board of Directors has determined that Mr. Engwall is an “Audit Committee Financial Expert.”

The Compensation Committee met six times during 2008. The Compensation Committee’s responsibilities include making recommendations to the Board concerning remuneration of the Company’s Executive Officers and Directors, including incentive-based and equity-based compensation plans. The Committee also reviews the Compensation Discussion and Analysis for inclusion in the Company’s proxy statement.  The responsibilities of the Compensation Committee are more fully described in its charter. The Compensation Committee is composed of Mr. Saunders, who serves as Chair, and Ms. Dahlberg.

The Corporate Governance Committee met five times during 2008. The Corporate Governance Committee’s responsibilities include overseeing the evaluation of the Board and Management of the Company, recommending to the Board which Directors should be selected to serve on the Board’s committees as well as which individual Directors should serve as Chair of each Committee, and recommending to the Board the Director nominees for the next annual stockholders’ meeting. The responsibilities of the Corporate Governance Committee are more fully described in its charter. The Corporate Governance Committee is composed of Mr. Moody, who serves as Chair, Ms. Dahlberg and Mr. Engwall.  The process for identifying and evaluating nominees to the Board of Directors is initiated by applying the criteria set forth in the Company’s Corporate Governance Guidelines to identify potential candidates who have the specific qualities or skills being sought, based on input from members of the Committee and the Board of Directors. Nominees for Director are selected based on their depth and breadth of experience, industry experience, financial background, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to Director duties, among other criteria set forth in the Corporate Governance Guidelines.

The Corporate Governance Committee will consider written proposals from stockholders for nominees for Director. In order to be considered by the Corporate Governance Committee, any such nominations should be submitted to the Corporate Governance Committee c/o the Secretary of the Company not later than the close of business on the 90th day, or earlier than the close of business on the 120th day,  before the first anniversary date of the Annual Meeting for the prior year, and accompanied by the information described under “Stockholder Proposals” below.

Director Independence

Under the current corporate governance listing standards of the New York Stock Exchange (“NYSE”), a majority of the members of the Company’s Board of Directors must be “independent” within the meaning of the rules of the NYSE. The Board has adopted categorical standards for independence that meet and go beyond the NYSE criteria.  The Board’s categorical standards for independence are included in the Company’s Corporate Governance Guidelines which are available on the Company’s website at www.theragenics.com.  The Board of Directors has affirmatively determined that Ms. Dahlberg, Mr. Engwall, Mr. Moody and Mr. Saunders are independent within the meaning of the Company’s Corporate Governance Guidelines.

Mr. Luther T. Griffith and Dr. Otis W. Brawley each served as directors of the Company during the 2008 fiscal year. Mr. Griffith resigned as a director effective December 31, 2008, and Dr. Brawley resigned as a director on January 15, 2008.  The Board of Directors has affirmatively determined that Mr. Griffith and Dr. Brawley were independent during the time each served as a director during 2008 within the meaning of the Company’s Corporate Governance Guidelines.

Executive Sessions of Non-management Directors

The non-management directors meet without management present at least once annually.  The Chair of the Governance Committee, or an independent director appointed at the time of the meeting, chairs this meeting.

Communicating with the Directors

Stockholders and other interested parties may contact Directors of the Company by writing to them at the Company’s headquarters: Attn: (Director(s) Name) — C/O Corporate Secretary, Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, or by contacting them through the Company’s website at www.theragenics.com. Communications should clearly indicate whether they are intended for the full Board of Directors, non-management Directors, or a specific Director. The Corporate Secretary will ensure that any such correspondence reaches the intended Director(s). This centralized process assists the Board in reviewing and responding to stockholder communications in an appropriate manner.

Compensation Committee Interlocks and Insider Participation

During 2008 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

Corporate Governance Materials

The Company’s Corporate Governance Guidelines, Code of Business Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers and the charters of the Company’s Compensation Committee, Corporate Governance Committee and Audit Committee are available at the Company’s website at www.theragenics.com. These materials are also available without charge upon request directed to Investor Relations, Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518.

 Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for executive officers identified in the Summary Compensation Table (“Named Executive Officers”).

General Philosophy. Theragenics compensates its executive management through a mix of base salary, short-term incentive cash bonuses and long-term incentive compensation. The Compensation Committee of the Board of Directors has the responsibility for establishing and implementing the Company’s compensation philosophy under the supervision of the Board of Directors.  Recognizing the highly competitive nature of our industries and the highly competitive market for exceptional management talent, it is the Compensation Committee’s objective to offer competitive compensation packages that serve to both attract and retain high caliber executives.

The short-term incentive cash bonus and long-term incentive compensation have been structured to accomplish the Compensation Committee’s philosophy that a significant portion of the Named Executive Officer’s pay should be “at risk” based on performance. Our compensation packages are designed to be competitive with the median of compensation for a peer group of comparable employers as it relates to both base salary and total compensation.  Our peer group is described in the section entitled “Targeting Overall Compensation.”

Our compensation setting process consists of evaluating base salaries against those existing for the peer group and recognizing relative strengths of the particular executive as they relate to the value associated with that individual’s specific industry expertise, specific networks and particular knowledge of the peculiarities of Theragenics’ businesses and history. Many of these relative strengths are the direct result of a Named Executive Officer’s longevity with Theragenics or within the industries in which we operate.   Compensation decisions are made based upon a recommendation by the Compensation Committee to the Board of Directors for non-CEO Named Executive Officers or the Independent Directors of the Board for the CEO.

Short-term and long-term incentive compensation is combined with base salary and the total is evaluated against like numbers existing for the peer group. A market survey of comparable employers was performed in 2004 and 2007 and is performed periodically as deemed appropriate by the Committee in consultation with independent consultants. In years where a market survey is not performed, salary adjustments for executives for the upcoming year have been based in part on broad-based general market data provided by the Compensation Committee’s independent compensation consultant in order to supplement the most recent market survey of comparable employers.

Over the past several years, short-term incentive compensation has been and continues to be designed to reward performance through tying awards primarily to a variety of combinations of measures including: consolidated or segment-based revenue; consolidated and segment-based measures of profitability (consolidated earnings per share (“EPS”), segment-based operating profit, other segment-based profitability measures, and/or consolidated or segment-based earnings before interest, taxes, depreciation, interest and stock-based compensation (“EBITDA”) objectives); specific individual goals where a Named Executive Officer’s achievement of that goal is considered to be of particular importance to the Company’s current or long-term performance; and the discretion of the Compensation Committee. Long-term incentive compensation is designed to reward for achievement of long-term company-wide performance goals as measured by three-year cumulative revenue, earnings per share and/or EBITDA targets established at the beginning of each three-year performance cycle; to align compensation with share price and stockholder return; and to encourage retention.

Performance. The Compensation Committee believes that the compensation of its executives should be viewed in the context of its strategic, financial, and operational results and achievements. The Committee noted that with the completion of the 2008 fiscal year, Theragenics had just completed its fourth consecutive year of record revenue. It also noted that in 2004 the Company had $33 million in revenue, nearly all of which was associated with one product that faced potential adverse reimbursement developments. The Company recorded $67 million in revenue in 2008, obtained its third reprieve from the Centers for Medicare and Medicaid Services (CMS) mandated cuts on the reimbursement of brachytherapy seeds, and currently manufactures and sells approximately 4,000 different product offerings. As relates specifically to 2008, the Committee recognized the achievement of the following strategic, financial and operational milestones:

●	57% of the Company’s consolidated revenue in 2008 was generated by the surgical products segment, exceeding revenue from the brachytherapy segment for the first time in the Company’s history.
●
Revenue in our surgical products business increased 34% over 2007 as a result of the acquisition of NeedleTech Products, Inc. (NeedleTech Products) organic growth and expanded programs for existing customers.  On a pro forma basis, as if the NeedleTech Products acquisition had occurred on January 1, 2008, revenue in our surgical products business increased 7% over 2007.

●
The Company worked with Congress and other policy makers to again extend the so called “pass-through” reimbursement for brachytherapy seeds and avoid potentially restrictive caps on brachytherapy seed reimbursement through December 31, 2009.  The Medicare Improvements for Patients and Providers Act of 2008 represents the Company’s involvement in a fourth legislative extension of Medicare’s long-standing “pass-through” reimbursement for brachytherapy seeds.

●
Despite a severely depressed real estate market, the Company sold its long vacant Oak Ridge facility.  The sale triggered a tax deduction that will reduce tax payments by $4.0 million and immediately eliminated $500,000 of annual operating and maintenance costs.

●	CP Medical Corporation (CP Medical) completed a successful transition of leadership upon the retirement of its founder.
●
A centralized R&D program was instituted to support product development across the Company in an effort to accelerate organic growth and create a pipeline of new products and product extensions. Four new products were launched in 2008’s fourth quarter.

●
Closer coordination and cooperation among our subsidiaries this year reached a new level of sophistication as business unit management began working more closely together on common ground corporate opportunities.

●
The Company generated $12.3 million in cash from operations in 2008 and ended the year with a net positive cash balance of $8.6 million ($40.6 million of cash and marketable securities less $32 million of debt).

●
In 2008 the Company acquired NeedleTech Products, its largest acquisition to date, for approximately $44.1 million (net of cash, cash equivalents, and marketable securities acquired of approximately $5.8 million).  The acquisition of NeedleTech Products forwards the Company’s stated strategy of becoming a diversified medical device manufacturer, increases its breadth of product offerings, increases the number of markets served and expands the Company’s customer base of large leading-edge original equipment manufacturers.

●	During a period of weakening credit markets, the Company successfully amended its credit facility and obtained funding under the credit facility to facilitate the NeedleTech Products acquisition.
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The Company monetized intellectual property related to a past research and development project by licensing the intellectual property to another company for an upfront payment and potential future payments based on associated revenues.

These accomplishments have come under the leadership of our executive management team, assembled and led by M. Christine Jacobs, our Chairman and Chief Executive Officer.  Ms. Jacobs and the executive management team have strategically focused Theragenics on generating organic growth through product and market development in our surgical products business, maintaining leadership in the brachytherapy industry, achieving continued diversification through acquisitions, and assuring long-term quality earnings and cash flows. The execution of this strategic focus has provided the foundation for the improvements in performance and the accomplishments discussed above.

Targeting Overall Compensation. In 2004 the Compensation Committee of Theragenics’ Board of Directors engaged Compensation Strategies Inc. (“CSI”), an experienced provider of executive and director compensation consulting services, to assist the Committee in carrying out its responsibilities with respect to executive compensation. In May 2004, the Compensation Committee, with the assistance of CSI, began using a group of companies similar to Theragenics (a “peer group”) from which CSI would collect information on executive pay, outside director compensation, and levels of performance for use in establishing benchmarks for compensation. For the next two years, the Committee used this peer group, as updated from time to time for additions and deletions of companies, and either surveyed the companies or applied growth factors from broad-based surveys to arrive at annual benchmarks for use in helping it to determine Named Executive Officer compensation.

In May 2007, the Compensation Committee recognized that with successful diversification, including the acquisitions of CP Medical and Galt Medical Corp. (Galt Medical), the Company’s business had changed sufficiently to justify a fundamental change to its peer group.  The Committee discussed the factors they would like to see in a peer group and agreed that the best proxies to be used in establishing a peer group were medical products companies with revenues and market capitalization similar to the Company. To a lesser extent companies with similar profits, cash flow, EBITDA, growth and product lines could also be used to establish a peer group.

In August 2007, CSI provided and the Committee recommended to the Board a compensation peer group which consists of the following companies: Greatbatch, Inc.; Ev3 Inc.; ICU Medical; FoxHollow Technologies, Inc. (since acquired by Ev3 Inc. and removed from the group); TomoTherapy Incorporated; Cardiac Science Corporation; AngioDynamics, Inc.; The Spectranetics Corporation; Kensey Nash Corporation; Micrus Endovascular Corporation; Synovis Life Technologies, Inc.; Vascular Solutions, Inc.; ATS Medical, Inc.; AtriCure, Inc.; Tutogen Medical, Inc.; North American Scientific Inc.; Derma Sciences, Inc.; NMT Medical, Inc.; and Anika Therapeutics, Inc. The compensation peer group was used by CSI to establish benchmarks for compensation for 2008.

In May 2008, CSI provided and the Committee recommended to the Board an update to the peer group, which eliminated FoxHollow Technologies, Inc. (acquired by Ev3) and Tutogen Medical, Inc. (merged into RTI Biologics, Inc.) and added LeMaitre Vascular, Inc., Thoratec Corporation, and Volcano Corporation to the peer group.  In light of these changes, the peer group used by CSI to establish benchmarks for executive compensation for 2009 was Greatbatch, Inc., Ev3 Inc., ICU Medical, TomoTherapy Incorporated, Cardiac Science Corporation, AngioDynamics, Inc, The Spectranetics Corporation, Kensey Nash Corporation, Micrus Endovascular Corporation, Synovis Life Technologies, Inc., Vascular Solutions, Inc., ATS Medical, Inc., AtriCure, Inc., North American Scientific Inc., Derma Sciences, Inc, NMT Medical, Inc., Anika Therapeutics, Inc., LeMaitre Vascular Inc., Thoratec Corporation and Volcano Corporation. The change in the peer group did not affect in any material way the relative position or comparisons of the Company’s pay practices versus the peer group.

Base Salaries. Applying the 2008 benchmark analysis, CSI initially calculated a median or 50th percentile base salary for each position. This satisfied the Compensation Committee’s desire to target Named Executive Officer compensation at the median of compensation for the peer group. Then the Compensation Committee, with the assistance of CSI, established salary ranges around the mid-point reflecting the Committee’s subjective evaluation of degrees of individual performance and experience that would be important to the Company going forward.

Based on a combination of performance factors, including:

-	the CEO’s successful use of the cash generation strengths of brachytherapy to capture the growth potential of diversification,
-	her success in continuing to protect reimbursement for brachytherapy,
-	her success in integrating CP Medical and Galt Medical into Theragenics,
-	her status, networks and recognition not only in the brachytherapy industry but in the medical device industry as a whole,
-	her loyalty, dedication and perseverance as displayed by her length of service,
-	her outstanding record of compliance with the FDA, NRC, SEC and other local, state and federal regulatory agencies,
-	her open and reliable communications with the Board of Directors,
-	her leadership displaying a “tone at the top” encouraging and motivating the Company’s employees through times of transition and integration,
-	her successful protection of both the assets and financial foundation of Theragenics and
-	the relative performance of our stock price in recent years, which represented a counterpoint to the achievements listed above,

the Compensation Committee recommended and the Board approved establishing the CEO’s base salary at $535,000 for 2008, approximately midway between the 50th and 75th percentile level in the 2008 benchmark analysis.

With respect to compensation for the remainder of the Named Executive Officers, the Compensation Committee and the Board followed a similar process to that used in reviewing a base salary increase for the CEO by establishing a salary continuum reflecting ranges established around the 50th percentile indicated in the 2008 benchmark analysis and then establishing a salary level for the particular executive taking into account the executive’s specific industry expertise, specific networks and particular knowledge of the peculiarities of the Company’s business and history. One difference in the process related to the other executive officers was the integral involvement of the CEO in the process. The CEO evaluates the strengths and weaknesses of each of the non-CEO Named Executive Officers and recommends to the Compensation Committee base salary increases for each Named Executive Officer’s compensation based on the Named Executive Officer’s performance as reflected in the CEO’s evaluation and where that executive falls on the salary continuum for that executive’s particular position.

Beginning in 2005, the Compensation Committee determined to move the compensation of the Named Executive Officers toward the 50th percentile.  Previous compensation practices paid this group of executives well below the 50th percentile.  Although a Named Executive Officer may have merited a salary at median, the Compensation Committee desired to see a more gradual increase toward the 50th percentile. Although significant progress has been made toward the 50th percentile goal, because of the newness of many executives to the executive ranks in the Company and recent title changes, almost all of the 2008 base salaries for non-CEO Named Executive Officers are at or below that which might have been expected if the existing compensation philosophy had been in place for a longer period of time.

Although their employment agreements contemplate that base salaries will be reviewed annually for possible increases and the Company recorded record revenues and achieved significant accomplishments as captured in the Performance section of this report, the CEO, CFO and Executive Vice President of Strategy and Business Development, in light of general economic conditions and financial market volatility, individually volunteered to forgo any base salary increase for 2009.  The Compensation Committee agreed to defer any adjustments to base salaries at this time for these executives. The Committee noted that this decision was not a negative reflection on the performance of these executives.  Rather, this reflected the Committee’s desire to further evaluate and assess Company performance in 2009, as well as general market and economic conditions. The Committee noted it may consider adjustments to base salaries for these executives during 2009 as the environment or other changes in the business would make appropriate.

Compensation Components. Under our compensation structure, the mix of base salary and short-term incentive compensation varies depending on the Named Executive Officer’s position. Whereas the overall short-term incentive award as a percentage of base pay for a Named Executive Officer is arrived at by the Compensation Committee by targeting the percentage at or near the 50th percentile for similar positions in the peer group and with the support of CSI, the components and weighting of components included in the short-term incentive goals are determined at the discretion of the Compensation Committee at the time the goals are established. In establishing the components and weighting of components for short-term incentive compensation, the Compensation Committee stresses the importance of financial performance by setting revenue and profitability measures as a significant component for determining short-term compensation. The Compensation Committee also recognizes the importance of individual accomplishments both on current results and long-term results. Individual goals relate to items such as success in acquisitions, new product launches, brachytherapy reimbursement, new marketing initiatives, significant infrastructure improvements and a large variety of other initiatives or actions. Finally, the Compensation Committee recognizes that it is impossible at the beginning of a year to capture all the actions or accomplishments that may prove critical to the Company during the upcoming year. This is particularly difficult in the current economic environment. For this reason and to allow appropriate flexibility to address internal pay equity issues, the Compensation Committee established the final component of short-term incentive compensation as discretionary. In addition to previously unidentified targets and flexibility in pay equity, discretionary bonuses may be based on a number of other considerations including:  contributions to the accomplishments listed under the “Performance” section of this report, extraordinary workload output, quality of work, ability to overcome obstacles and the executive’s attractiveness to other companies.

Weighting among these components can be affected by a number of factors; however, the most common considerations include clarity of future events effecting the businesses and complexity of the year’s upcoming plans and goals.

For 2008 and 2009, long-term incentive compensation for all executives is designed to be approximately at the 50th percentile of market (as determined by CSI) when targeted performance is achieved.

The Compensation Committee retains additional discretionary authority to supplement short-term incentive awards above and beyond the awards described above and has done so in cases where individuals have recorded significant accomplishments important to the Company in addition to those contemplated when goals for the year were set.

Short-term Incentive Compensation – General Guidelines. Revenue, profitability, and EBITDA targets are taken from the Company’s annual operating budget for the year, which has been reviewed and approved by Theragenics’ Board of Directors. These operating budget numbers represent what the Board views to be an appropriate result when Theragenics’ strategic business plan is well executed within the current industry business climate. Threshold goals for revenue, profitability, and EBITDA represent the minimally acceptable financial results in order for a Named Executive Officer to receive any portion of the short-term incentive compensation based on these financial metrics.  Achievement of Threshold amounts on financial metrics pays out at 60% of the Targeted short-term incentive compensation allocated to these metrics. Maximum goals related to financial metrics represent attainable financial results but achievement of Maximum goals will require results significantly above those thought to be reasonably achievable under Theragenics business plan given the current business climate.  Achievement of Maximum goals pays out at 200% of the Targeted short-term incentive compensation allocated to these metrics. Payouts of awards based on revenue, profitability, and EBITDA targets are quantitative calculations based upon actual results compared to their respective Threshold, Target and Maximum goals and the bonus percentages associated with those goals. Payouts between Threshold and Target and Target and Maximum are calculated using a straight-line mathematical interpolation based on the financial parameter’s relationship to the financial objective set for the three levels of performance.

A number of individual goals are established for each Named Executive Officer and recommended by the CEO and the Compensation Committee and approved by the Board. These individual goals are deemed to be important to the achievement of the Company’s strategic objectives. Awards under this category can range from 0% to 291% of the Target for this category depending on the number of individual goals completed or partially completed and the award percentage associated with each individual goal.

Payouts under the discretionary category fall within 0% to 200% of the Targeted payout for this category and are awarded at the discretion of the Compensation Committee.

Short-term Incentive Compensation – 2008. For the CEO, 2008 short-term incentive compensation was targeted at 55% of base salary but could range from 0% to 120% of base salary based on performance. For all other Named Executive Officers, 2008 short-term incentive compensation was targeted at 35% to 40% of base salary but could range from 0% to 80% of base salary based on performance. For 2008, our Named Executive Officers were eligible to earn cash short-term incentive compensation based upon performance objectives recommended by the Compensation Committee and approved by our Board of Directors. The 2008 performance goals for our Named Executive Officers included consolidated and segment-based revenue goals, and consolidated and segment-based EBITDA goals representing approximately 30% of the targeted award; specific individual goals where a Named Executive Officer’s achievement of that goal is considered to be of particular importance to the Company’s current or long-term performance representing approximately 30% of the targeted award; and the subjective discretion of the Compensation Committee representing approximately 40% of the targeted award. In 2008, financial goals are either based on consolidated results or a combination of consolidated results and segment-based results, all depending on the Named Executive Officer’s position.  The CEO’s financial goals are based on consolidated results.

In February 2009, the Compensation Committee met to review the Named Executive Officers performance against their short-term objectives for 2008. In the following discussion, bonus percentages applicable to Janet Zeman, President of CP Medical, are based on Ms. Zeman’s weighted average salary prorated for her time employed at CP Medical as President.

In 2008, consolidated revenue was below threshold resulting in no revenue-based bonuses for Ms. Jacobs, Mr. Tarallo, Mr. Smith and Dr. O’Bannon.  Mr. Lang’s and Ms. Zeman’s revenue-based bonuses were allocated between consolidated revenue and segment-based revenue.  Mr. Lang’s segment-based revenue result was between Threshold and Target, and Ms. Zeman’s segment-based result was below Threshold.  As a result, Mr. Lang and Ms. Zeman received no bonuses for the consolidated revenue metric and 2.9% and 0% respectively for the segment-based revenue metric.  Consolidated EBITDA was also below Threshold, resulting in no bonuses based on EBITDA for Ms. Jacobs, Mr. Tarallo, Mr. Smith and Dr. O’Bannon.  Mr. Lang’s and Ms. Zeman’s profit-based bonuses were allocated between consolidated EBITDA and segment-based EBITDA.  Mr. Lang’s segment-based EBITDA did not meet the threshold whereas Ms. Zeman’s Targeted segment–based EBITDA was achieved.  As a result, Mr. Lang and Ms. Zeman received no bonuses for the consolidated EBITDA metric and 0% and 3.5% respectively for the segment-based EBITDA metric. The Named Executive Officers were in general very successful in achieving their specific individual goals. Individual goals for 2008 included among other things, success in acquisitions, new product launches, brachytherapy reimbursement, new marketing initiatives and significant infrastructure improvements.  The CEO received a bonus of 39% of base salary for accomplishment of her individual goals, with the remaining Named Executive Officers accomplishments against their individual goals resulting in the receipt of individual goal bonuses ranging from 12% to 22% of base salary. In the discretionary component of short-term incentive compensation, the Compensation Committee recognized untargeted accomplishments and equity among the executive officers as pertains to short-term incentive pay.  Discretionary bonuses were based on a number of considerations including:  executive-specific contributions to the accomplishments listed under the “Performance” section of this report, extraordinary workload output, extraordinary achievements, quality of work, ability to overcome obstacles and the executive’s attractiveness to other companies.

A summary of 2008 short-term incentive compensation approved and paid in February 2009 to the Named Executive Officers follows:

Executive Officer	Based on Revenue Goals	Based on EBITDA Goals	Based on Individual Goals	Based on Discretion of Committee	Total
M. Christine Jacobs	$0	$0	$192,060	$125,000	$317,060
Francis J. Tarallo	0	0	64,900	82,100	147,000
Bruce W. Smith	0	0	54,233	62,767	117,000
Michael F. Lang	5,945	0	32,800	41,021	79,766
Janet Zeman	0	6,752	22,957	30,291	60,000

Short-term Incentive Compensation – 2009. For 2009, the short-term performance awards for our Named Executive Officers also will be based on three components.  One component will be based on achievement of financial performance for the year, including consolidated and segment-based revenue goals, and segment-based profitability or consolidated EBITDA goals representing 24% to 29% of the targeted award depending on the executive.  The second component will be based on specific individual goals where a Named Executive Officer’s achievement of that goal is considered to be of particular importance to the Company’s current or long-term performance representing 32% to 43% of the Targeted award. Individual goals include among other things, success in new product launches, new marketing initiatives, integration of recent acquisitions and significant infrastructure improvements.  The third components of the 2009 short-term performance awards will be based on the subjective discretion of the Compensation Committee representing the final 29% to 44% of the Targeted award. In 2008 and 2009, financial goals are either based on consolidated results or a combination of consolidated results and segment-based results, all depending on the Named Executive Officer’s position.  The CEO’s financial goals are based solely on consolidated results.

The CEO’s 2009 short-term incentive compensation is targeted at 65% of base salary but can range from 0% to 150% of base salary based on performance. The other Named Executive Officers’ 2009 short-term incentive compensation is targeted at 35% to 50% of base salary but can range from 0% to 100% of base salary based on performance.

The following table is illustrative of the 2009 short-term incentive awards achievable under the 2009 short-term incentive program.

Executive Officer	Min./Target/Max.% of base salary range based on Revenue and Profitability Goals*	Min./Target/Max.% of base salary range based on Individual Goals	Min./Target/Max.% of base salary range based on Discretion of Committee	Total Min./Target/Max.% of base salary range
M. Christine Jacobs	0% / 16.5% / 33%	0% / 22% / 64%	0% / 26.5% / 53%	0% / 65% / 150%
Francis J. Tarallo	0% / 12% / 24%	0% / 16% / 32%	0% / 22% / 44%	0% / 50% / 100%
Bruce W. Smith	0% / 12% / 24%	0% / 16% / 42%	0% / 17% / 34%	0% / 45% / 100%
Michael F. Lang	0% / 10% / 20%	0% / 15% / 30%	0% / 10% / 20%	0% / 35% / 70%
Janet Zeman	0% / 10% / 20%	0% / 15% / 30%	0% / 10% / 20%	0% / 35% / 70%
*Profitability goals are split with 50% allocated to revenue goal achievement and 50% allocated to profitability goal achievement

For executive officers that are not Named Executive Officers, individual performance goals are recommended by the CEO and the Compensation Committee and approved by the Board. These individual goals are deemed to be important to the achievement of the Company’s strategic objectives. Individual goals may relate to successful new product launches, brachytherapy reimbursement, new marketing initiatives, significant infrastructure improvements, integration of recent acquisitions and a large variety of other initiatives or subsidiary specific actions.  Awards under this category can range from 0% to 200% of the Target for this category depending on the number of individual goals completed or partially completed and the award percentage associated with each individual goal.

Long-term Incentive Compensation. The various components of our long-term compensation program are designed to provide a long-term benefit to the Named Executive Officer, and through a staggered vesting schedule to reinforce the Company’s three-year revenue and EBITDA targets, closely tie an executive benefit to stock price appreciation and create a retention incentive. Equity has been and continues to be a substantial component in our long-term incentive compensation. In determining the amount of awards under the long-term incentive compensation program, the Compensation Committee considers both the anticipated cost of programs to the Company as well as how the awards will compare to long-term incentive compensation practices in the peer group. It is the practice of the Compensation Committee to recommend that an individual who becomes an executive officer of the Company during the year receive a prorated grant of restricted shares and options to recognize the new executive’s contributions to the long-term success of the company and to bridge the time until the following year at which time they will be included in the Compensation Committee’s consideration of long-term incentive compensation for all executive officers.

In 2008, the Compensation Committee continued the long-term incentive program it had instituted in 2007 in an effort to better support Company initiatives and retain and motivate executives. Under this program the Compensation Committee chose to allocate its targeted long-term compensation equally (based on estimated dollar value) among three components with: (i) one-third represented by a cash bonus opportunity based on performance (as a vehicle tying compensation to goal achievement); (ii) one-third represented by time-vested options (as a vehicle to align compensation with share price and stockholder return); and (iii) one-third represented by time-vested restricted stock (as a retention vehicle). The restricted stock and options vest ratably over four years from the date of grant. Performance goals are only applicable to the cash portion of the long-term incentive awards and are based on the achievement of Board approved revenue and EBITDA goals based on the Company’s three-year strategic plan for the 2008 – 2010 performance cycle. Executive Officers can earn from 0% to 200% of the targeted cash portion of the long-term incentive awards based on actual performance as measured against the revenue and EBITDA goals for the three-year period. The Compensation Committee, with the assistance of CSI, reviewed awards at the 50th percentile of the compensation peer group established in August 2007, which is more fully discussed in the section of this CD&A titled, “Targeting Overall Compensation”. After examining CSI’s calculation of the long-term incentive awards valued at the 50th percentile for each Named Executive Officers, the Committee recognized that whereas it was decided to target the 50th percentile for the entire group of Named Executive Officers it did not view as appropriate the allocation of grant sizes among the Named Executive Officers based on this analysis. In order to more accurately reflect the importance of executive roles and responsibilities within the Named Executive Group, the Compensation Committee and CSI examined the impact of leaving grant sizes unchanged from 2007 levels. Using this method, CSI found that as a group the value of the “Named Executive Officers” long-term incentive compensation was at the 50th percentile of the new compensation peer group established for 2008. The Compensation Committee chose to keep 2008 long-term incentive grant sizes the same as issued in 2007 with the exception of increasing the CEO’s restricted share component by 10,000 restricted shares in recognition that previous long-term compensation grants for the CEO had not resulted in the value to the CEO that the Compensation Committee targeted.

In February 2009, the Compensation Committee, reaffirmed its desire to target long-term compensation awards at the 50th percentile of the compensation peer group as revised in May 2008, which is more fully discussed in the section of this CD&A titled, “Targeting Overall Compensation”. After examining CSI’s analysis of the shares remaining in the stockholder authorized pool of shares to be used for such compensation programs and after adjusting for director and anticipated new employee grants from the pool, the Compensation Committee concluded that the weight of the three components of long-term compensation must change from that used in the previous year. The Committee in its deliberations considered among other factors: i) the Company’s current share price, ii) the current performance of the stock market as a whole, and iii) the dilution that would result from various restricted stock and option grants in determining its approach to long-term compensation in this unusual year. Based on their decision to target long-term compensation at the 50th percentile of the compensation peer group and equally divide the estimated available shares between this year’s 2009 program and next year’s 2010 program, the Committee decided on one of the example models prepared for the Committee’s consideration by CSI. This model achieved an estimated 50th percentile payout as calculated by CSI and split the value of the award with 18% of the value accounted for by options, 12% by restricted shares and 70% by a cash bonus opportunity based on performance. The vesting period for both the restricted stock and the options is four years from the date of grant. Performance goals are only applicable to the cash portion of the long-term incentive awards and are based on the achievement of Board approved revenue and EBITDA goals based on the Company’s three-year strategic plan for the 2009 – 2011 performance cycle. Executive Officers can earn from 0% to 200% of the targeted cash portion of the long-term incentive awards based on actual performance as measured by the revenue and EBITDA goals for the three-year period.

Severance Benefits. We believe that companies should provide reasonable severance benefits to employees based on business changes and needs. With respect to executive management, these severance benefits should reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time. Severance benefits are paid to executives as salary continuance or ratably over a stated period, except for severance paid to the CEO, which is paid in a lump sum.

Where termination is without “Cause” or the employee terminates employment for “Good Reason”, as each term is defined in the employment agreements, such employment agreements provide for severance benefits. In the case of our CEO, the severance benefits are equal to (i) two times the sum of the current base salary plus the most recently completed year’s annual bonus (short-term incentive award) plus (ii) an amount equal to a prorated portion of the bonus for the last completed fiscal year of the Company. In the case of the non-CEO Named Executive Officers, the severance benefits are one to two times the current base salary. In the case of the CEO we also provide for immediate vesting of equity incentive compensation. To allow the CEO to maintain disability benefits for two years after termination of employment, we pay the CEO two (2) times the annual amount of supplemental long-term disability insurance premiums and a tax gross-up on such amount. In addition, we provide to the CEO (and the CEO’s spouse and eligible dependents to the extent they were covered before the date of termination) continued group health (including dental) plan coverage for a period of two (2) years from the date of termination at the same cost to the CEO as is charged to other executive officers of the Company. If that health plan coverage would be taxable to the CEO or we cannot provide coverage, then in lieu of such coverage, we pay the CEO an amount equal to the excess of the COBRA premium charged to executive officers plus a tax gross-up on such amount. Long-term incentive cash awards are prorated based on the relative length of service during the performance or vesting period.  For the non-CEO Named Executive Officers unvested restricted shares and long-term incentive cash awards are prorated based on the relative length of service during the performance or vesting period, and unvested options are immediately vested only in the case of death, disability or retirement. Severance under a change in control is subject to different provisions as outlined below. While we believe that reasonable severance benefits should be provided, the actual extent of these benefits is a negotiated agreement between the Company and the particular executive at the time of their hire or upon renegotiation of the employment contract.

Each Executive Officer is subject to an agreement not to compete with the Company or solicit its customers or employees during the term of the employment agreement and for two years after termination.

Change in Control. With the ever present possibility of acquisition activity in today’s business environment, it is important that our executives be able to focus on the day-to-day execution of the Company’s business strategy.   It is our belief that the interests of stockholders will be best served if the interests of our executives are aligned with the stockholders’ interests, and providing change in control benefits should enable executives to pursue potential change in control transactions that may be in the best interests of stockholders without regard to the executives’ immediate personal financial condition.

Severance payments in connection with a Change in Control (as defined in the employment agreements) are generally the same as in a termination by the Company without “Cause” or by the executive for “Good Reason” except as follows. The CEO would be entitled to receive three times the sum of the respective averages of the last three years of base salary and bonus, paid as one lump sum (instead of the two times benefit described above). The non-CEO Named Executive Officers each receive one to three times their current base salary, paid over a one to three year period (instead of the one to two times benefit described above). Also, unvested stock options, unvested restricted shares and any long-term incentive cash opportunity (at Target) will all vest upon a change in control and be issued immediately and the long-term incentive cash will be paid immediately.

Because of the excise tax imposed on “excess parachute payments” under Internal Revenue Code 280G, we have agreed to reimburse the CEO for any excise taxes imposed as a result of Change in Control benefits and all taxes due on the reimbursement. For the remainder of the Named Executive Officers, we cap their change in control benefits so that no such excise taxes will be imposed unless payment of the amount after taxes would result in the Executive Officer receiving a greater after-tax amount. Change in Control benefits for the CFO and the Presidents of Galt Medical and CP Medical are “double trigger” (meaning both (i) a change in control occurs and (ii) termination of employment by the acquirer without “Cause”, or by the Named Executive Officer for “Good Reason”, as defined in the employment agreements, occurs).  The agreement for the Executive VP of Strategy and Business Development provides for resignation for any reason in connection with a Change in Control.  The CEO’s agreement provides that a Change in Control constitutes Good Reason.

Retirement Plans. Theragenics and its subsidiaries maintain 401(k) plans pursuant to which Theragenics matches employee contributions in Company stock or in cash, depending on the plan.  In 2008, Theragenics maintained no other retirement savings plans nor did it maintain any balances under any other retirement savings plan. Named Executive Officers may participate under the Company’s 401(k) plans on the same basis as all employees in the location in which the Named Executive Officer is employed.

Perquisites and Other Benefits. We believe that a good and competitive benefit package is crucial in attracting and retaining executives and good employees in general.

Each executive of Theragenics participates in the benefit plans on the same terms as other employees at the locations at which they maintain their office. These plans include medical insurance, dental insurance, life insurance, disability insurance, employee stock purchase plan, and participation in a lottery for seats available in the Company’s suite at a sports and entertainment complex. Relocation expenses also are reimbursed based upon an existing company relocation policy. We do not maintain disability and other welfare plan benefits above those offered to all employees for Named Executive Officers, except as described herein with respect to the CEO.

Additionally, non-CEO Named Executive Officers are also eligible to receive some or all of the following benefits: reimbursement for one or more (if held at the time of original employment or required for any new position they assume in the Company) professional licenses for business-related purposes and reimbursement for two trips and meetings per year to maintain such licenses; reimbursement for one business-related membership; an automobile allowance of $400 -$500 per month which is paid in addition to the executive’s base salary, reimbursement of $1,000 to $4,000 annually for personal financial, tax and estate planning; payment for an annual physical either through the Company’s general medical plan or as reimbursement if the executive is not covered by the Company’s medical insurance; and reimbursement for life insurance which is supplemental (to the lesser of an additional $200,000 of coverage or a maximum of $450,000) to that which is generally provided to employees.

In addition to eligibility to participate in benefits offered to all executives and employees, the CEO is provided long-term disability insurance coverage in excess of the plan maintained for all employees. This supplemental disability insurance provides long-term disability payments equal to the maximum insurable amount of the CEO’s total average monthly compensation as the Compensation Committee determines can be purchased at no more than reasonable cost to the Company. The Company also pays the CEO $35,000 annually that may be used and invested at the CEO’s discretion to the end of producing retirement income. Applicable withholding and payroll taxes are withheld from this $35,000 payment.  Under his employment agreement, the CFO is provided with or reimbursed for up to $10,000 of unspecified perquisites as requested by the CFO and approved by either the CEO, Compensation Committee, or the Board. No such perquisites were paid to the CFO in 2008.

Board Process and Equity Grant Practices. The Compensation Committee of the Board of Directors meets annually, usually in February, to establish recommendations for compensation and metrics for awards to executives, which include the Named Executive Officers. The recommendations are to be made to the independent directors of Theragenics’ Board of Directors in the case of the CEO and the full Board in the case of the non-CEO executives. The Compensation Committee is assisted in this process by CSI, who establishes peer and industry comparables for use by the Committee. The CEO, at the Committee’s request, provides the Committee with a self-evaluation of her performance and assists the Committee in reaching compensation decisions with respect to the Named Executive Officers other than the CEO.  The other Named Executive Officers do not play a role in their own compensation determination, other than discussing the achievement or setting of individual performance objectives with the CEO.  Prior to the Compensation Committee’s February meeting, each director completes an evaluation of CEO performance for the just completed year and these evaluations are summarized by CSI. The CEO meets with the Committee at this annual meeting to discuss with the Committee the summary of her annual evaluation and her recommendation for non-CEO executive compensation. Following this discussion, discussion with CSI and review of the information provided by CSI, including the consolidation of Board Members’ reviews and the CEO's, the Compensation Committee arrives at its compensation recommendations. Shortly after the Compensation Committee meets, the independent members of Theragenics’ Board of Directors in the case of the CEO and the full Board in the case of the non-CEO executives meet to consider, potentially adjust and then approve the Committee’s recommendations. The exercise price of any stock options awarded to Named Executive Officers is the closing price of Theragenics common stock on the date of grant, which is generally the date of the February meeting of the Board of Directors.  Other equity awards, such as restricted stock, are also awarded to our Named Executive Officers at this meeting.  Board and Committee meetings are usually scheduled at least six to twelve months in advance.  The Company makes scheduling decisions without regard to anticipated earnings or other material or significant announcements.  The Compensation Committee and Board of Directors may also consider equity grants on the date that an employee becomes a Named Executive Officer.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly held companies for certain compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation that is not considered performance-based under the Section 162(m) rules. While our short-term incentives and long-term cash incentive programs discussed above are focused on performance, only a portion of our long-term incentive program may qualify as “performance-based” as defined under the Section 162(m) rules. From time to time, the Committee may award or pay compensation which is not fully deductible if the Committee determines that such award is consistent with its compensation and incentive philosophy and is in the best interest of the Company and its stockholders. The Company believes that approximately $10,000 of taxable executive compensation for 2008 may be non-deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis set forth above and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.  This report is being provided by the following independent directors, who comprise the Compensation Committee:

Peter A. A. Saunders — Chairman
Kathleen A. Dahlberg

EXECUTIVE OFFICERS

The Executive Officers and persons appointed to become Executive Officers of the Company as of the date of this proxy statement and their age, position with the Company and business experience for the past five years are set forth in the table below.

Executive Officer	Office and Other Information
M. Christine Jacobs Age: 58	President and Chief Executive Officer. See information above under Class III Directors.

Francis J. Tarallo Age: 49
Mr. Tarallo has served as Chief Financial Officer and Treasurer since August 2005, and President of the Company’s brachytherapy business since July 2007.  He joined the Company in June 1998 as Director of Finance, and served as General Manager, Oak Ridge, from January 2001 to August 2005.  Mr. Tarallo is a Certified Public Accountant.

Bruce W. Smith Age: 56
Mr. Smith has been the Executive Vice-President for Strategy and Business Development since August 2002, Secretary since May 2005 and an Executive Vice-President of the Company since 1998. Mr. Smith joined the Company in 1987 and served as the Company’s Chief Financial Officer, Secretary and Treasurer from 1989 to August 2002. Mr. Smith serves as a director of the Georgia Biomedical Partnership, a 501(c)(3) organization.

Janet Zeman Age: 53
Ms. Zeman was appointed President of CP Medical September 2008.  From March 2008 until September 2008, Ms. Zeman served as the General Manager of CP Medical.  From August 2003 to March 2008 Ms. Zeman served as Vice President of New Medical Products for Theragenics and in 2005 she assumed additional responsibilities as Vice President of Government Affairs.  Ms. Zeman joined Theragenics in 1996 as Director of Regulatory Affairs.

Michael F. Lang Age: 53
Mr. Lang has been President of the Galt Medical Corp. since September 2007, and has over 25 years of experience in the medical device industry.  From 2004 until September 2007, Mr. Lang led the medical device practice of Bioenterprise where he advised client firms and academic institutions as well as raised venture capital to initiate new start-up businesses.  From 2000 to 2004, Mr. Lang was General Manager of Avery Dennison Medical and founded a new business unit, Avery Dennison Microreplication, both of which provided proprietary products to medical device customers.

R. Michael O’Bannon, Ph.D. Age: 59
Dr. O’Bannon has been the Executive Vice-President of Organizational Development since June 1998. Prior to joining Theragenics, Dr. O’Bannon worked in private practice as a Corporate Psychologist. Dr. O’Bannon earned a B.A., English Literature and a Ph.D., Clinical Psychology from the University of Alabama.  Dr. O’Bannon serves on the Board of Directors of EEG Spectrum International, a privately-held company providing training in EEG biofeedback treatment methodologies.

Ronald Routhier Age: 57
Mr. Routhier is President of NeedleTech Products. Mr. Routhier was a founder of NeedleTech Products in 1988 and has been President of NeedleTech Products since its inception.  The Company acquired NeedleTech Products in July 2008.

C. Russell Small Age: 49
Mr. Small is Vice President of NeedleTech Products.  Mr. Small was a founder of NeedleTech Products in 1988 and has been Vice President of NeedleTech Products since 2000.  The Company acquired NeedleTech Products in July 2008.

EXECUTIVE COMPENSATION AND RELATED MATTERS

The following table summarizes the compensation paid by the Company for services rendered during the years indicated to each of the Company’s Named Executive Officers serving as of December 31, 2008.  The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
(a)	(b)	(c)	(d)(1)	(e)(2)	(f)(3)	(g)(4)	(h)	(i)(5)	(j)

M. Christine Jacobs	2008	535,000	125,000	108,341	113,783	192,060	-	55,379	1,129,563
President & Chief	2007	511,500	35,000	124,365	81,831	337,405	-	60,477	1,150,578
Executive Officer	2006	493,000	32,175	67,190	-	237,825	-	60,028	890,218

Francis J. Tarallo	2008	295,000	82,100	43,988	57,741	64,900		12,405	556,134
Chief Financial	2007	265,000	30,000	60,099	42,190	132,156	-	17,753	547,198
Officer & Treasurer	2006	235,000	30,000	52,124	2,102	92,120	-	16,687	428,033

Bruce W. Smith	2008	281,000	62,767	41,046	49,249	54,233	-	15,744	504,039
Executive Vice-	2007	270,000	20,000	46,421	35,419	110,349	-	20,025	502,214
President of	2006	255,000	20,000	18,751	1,558	107,100	-	20,114	422,523
Strategy and Business
Development &
Secretary

Michael F. Lang (6)	2008	205,000	41,021	22,454	25,771	38,745	-	220,190	553,181
President, Galt Medical

Janet Zeman (7)	2008	188,631	80,291	10,686	5,594	29,709	-	96,408	411,319
President, CP Medical

(1)
This column (d) represents discretionary cash bonuses to the named individuals under the Short-Term Incentive Compensation program for Executive Officers, which is discussed in further detail in the Compensation Discussion and Analysis section above.  For Ms. Zeman, the amount shown also includes a $50,000 discretionary cash bonus for her successful work pertaining to reimbursement protection prior to her appointment as President of CP Medical and elevation to the status of executive officer.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes in the year indicated with respect to the fair value of the performance right awards and restricted stock and restricted stock unit awards granted, in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”). Amounts shown for 2008 reflect accounting expense recognized in 2008 for awards granted in 2006 to 2008 fiscal years.  Amounts shown for 2007 reflect accounting expense recognized in 2007 for awards granted in the 2005 to 2007 fiscal years.  Amounts shown for 2006 reflect accounting expense for awards granted in the 2004 to 2006 fiscal years.  For more information on valuation of share-based awards, see footnote L to the Company’s financial statements included in Form 10-K for the year ended December 31, 2008.  These amounts reflect the Company’s accounting expense for these awards in the year indicated, and do not correspond to the actual value that will be recognized by the Named Executive Officer.  See the Grants of Plan-Based Awards Table for information on awards made in 2008.

(3)
This column represents the dollar amount recognized for financial statement reporting purposes in the year indicated with respect to the fair value of stock options granted, in accordance with SFAS 123R.  For more information on valuation of share-based awards, see footnote L to the Company’s financial statements included in Form 10-K for the year ended December 31, 2008. These amounts reflect the Company’s accounting expense for these awards in the year indicated, and do not correspond to the actual value that will be recognized by the Named Executive Officer.  See the Grants of Plan-Based Awards Table for information on awards made in 2008.

(4)
The amount in column (g) reflects the cash awards to the named individuals under the Short-Term Incentive Compensation program, which is discussed in further detail in the Compensation Discussion and Analysis included herein.

(5)	The amount shown in column (i) for 2008 includes:
	●	amount paid for financial counseling and tax preparation services for Mr. Tarallo, Mr. Smith and Mr. Lang;
	●	a monthly car allowance to Mr. Tarallo and Mr. Smith;
	●	amount paid for long-term disability insurance premiums on behalf of Ms. Jacobs;
	●	relocation expenses for Mr. Lang in the amount of $142,000 and Ms. Zeman in the amount of $54,000 including the difference in the sale price and appraised value of the individual’s home;
●
tax gross-ups for each of the previous perquisites provided to Named Executive Officers, including $69,387 to Mr. Lang and $34,709 to Ms. Zeman related to the difference in the sale price and appraised value of their home;

	●	amounts paid for life insurance premiums on behalf of each Named Executive Officer;
	●	$35,000 paid to Ms. Jacobs to be used at her discretion to the end of producing retirement income;
	●	matching contributions allocated by the Company to each of the Named Executive Officers pursuant to the Employee Savings Plans (401(k) Plans).

(6)	Mr. Lang became an executive officer of the Company in September 2007.

(7)
Ms. Zeman became an executive officer of the Company in September 2008.  In accordance with applicable SEC rules, the amounts shown reflect her compensation for the full year, including the period prior to her appointment as an executive officer.

Except for the $35,000 amount paid to Ms. Jacobs and the relocation expenses including difference provided for sale price and appraised value of home for Mr. Lang and Ms. Zeman, as identified above in this footnote, the amount attributable to each such perquisite or benefit for each Named Executive Officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such Named Executive Officer.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number Of Shares Of Stock Or Units (#)	All Other Option Awards: Number Of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (l) (5)
(a)	(b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	(i)	(j)	(k)
M. Christine Jacobs
Short-term cash incentive (1)	2/19/08	163,350	272,250	594,000
Long-term cash incentive (2)	2/19/08	87,500	175,000	350,000
Long-term incentive award – restricted stock (3)	2/19/08							39,000			147,810
Long-term incentive award – stock options (4)	2/19/08								67,000	3.79	130,650

Francis J. Tarallo
Short-term cash incentive (1)	2/19/08	70,800	118,000	236,000
Long-term cash incentive (2)	2/19/08	42,500	85,000	170,000
Long-term incentive award – restricted stock (3)	2/19/08							14,000			53,060
Long-term incentive award – stock options (4)	2/19/08								34,000	3.79	66,300

Bruce W. Smith
Short-term cash incentive (1)	2/19/08	67,440	112,400	224,800
Long-term cash incentive (2)	2/19/08	37,500	75,000	150,000
Long-term incentive award – restricted stock (3)	2/19/08							13,000			49,270
Long-term incentive award – stock options (4)	2/19/08								29,000	3.79	56,550

Michael F. Lang
Short-term cash incentive (1)	2/19/08	43,050	71,750	143,500
Long-term cash incentive (2)	2/19/08	37,500	75,000	150,000
Long-term incentive award – restricted stock (3)	2/19/08							13,000			49,270
Long-term incentive award – stock options (4)	2/19/08								29,000	3.79	56,550

Janet Zeman
Short-term cash incentive (1)	9/12/08	12,738	21,230	42,459
Long-term cash incentive
Long-term incentive award – restricted stock (4)	8/18/08							10,000			34,000
Long-term incentive award – stock options (4)	8/18/08								10,000	3.40	17,800

(1)
Threshold, Target and Maximum amounts under the Company’s 2008 short-term incentive awards.  See discussion of Short-term Incentive Compensation in Compensation Discussion and Analysis above.  For Ms. Zeman, the Threshold, Target and Maximum amounts were prorated based on the number of days in 2008 in which she served as President of CP Medical.

(2)
Threshold, Target and Maximum amounts payable under the Company’s 2008 Long-Term Cash Incentive Award.  Fifty percent (50%) of the Cash Bonus Opportunity will be based upon the cumulative revenue of the Company for the period 2008 to 2010 and 50% will be based upon the cumulative earnings before interest, taxes, depreciation and amortization (EBITDA) of the Company for the same period, in each case as measured relative to its strategic objectives over the 2008 to 2010 period.  Cumulative Threshold, Target and Maximum amounts have been developed, based on the Company’s strategic plan, and the 2008 Long-Term Cash Bonus Award will be measured and paid according to the following schedule:

	Payout as Percent of Target Amount
Cumulative amount	Revenue Goal	EBITDA Goal
Maximum (or greater)	100%	100%
Target	50%	50%
Threshold	25%	25%
Below threshold	0%	0%

If employment of the Executive with Theragenics or an affiliate is terminated before December 31, 2010 due to death, disability, or is terminated by the Company without cause, the Executive will be entitled to a pro rata portion of the cash bonus in accordance with the terms of the Award.  If employment is terminated for any other reason before December 31, 2010 (unless a change in control as defined in the Award occurs before then), the cash bonus opportunity will be forfeited.  If a change in control occurs before December 31, 2010, the cash award becomes vested at the target level, provided the executive is employed by Theragenics or an affiliate as of the date of the change in control.

(3)
Restricted stock grants that vest in four equal annual installments beginning February 19, 2009.  This restricted stock was granted in February 2008 in connection with the Company’s 2008 Long-term Incentive Compensation Awards.  For Ms. Zeman, the restricted stock was granted in August 2008 and vest 25% on February 19, 2009, and then 25% annually thereafter.  See discussion of Long-term Incentive Compensation in Compensation Discussion and Analysis above.

(4)
Incentive stock option awards that vest in four equal annual installments beginning February 19, 2009. These stock options were granted in February 2008 in connection with the Company’s 2008 Long-term Incentive Compensation Awards.  For Ms. Zeman, the stock options were granted in August 2008 and vest 25% on February 19, 2009, and then 25% annually thereafter See discussion of Long-term Incentive Compensation in Compensation Discussion and Analysis above.  The exercise price of the stock option awards is equal to the market value of the Company’s stock on the grant date of the award.

(5)
The amounts shown in this column represent the total fair value of the restricted stock and stock option awards granted in 2008 in accordance with SFAS 123R.  These amounts are expected to be recognized for financial statement reporting purposes over the 2008 – 2011 periods.  For more information on valuation of share-based awards, see footnote L to the Company’s financial statements included in Form 10-K for the year ended December 31, 2008.  These amounts reflect the Company’s expected accounting expense for these awards over the 2008 – 2011 periods, and do not correspond to the actual value that will be recognized by the Named Executive Officer.

Outstanding Equity Awards at Fiscal Year-End December 31, 2008

	Option Awards						Stock Awards
											Equity
										Equity	Incentive
			Equity							Incentive	Plan Awards:
			Incentive						Market	Plan Awards:	Market or
			Plan Awards						Value of	Number of	Payout Value
	Number of	Number of	Number of				Number of		Shares or	Unearned	of Unearned
	Securities	Securities	Securities				Shares or		Units of	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying				Units of		Stock	or Other	or Other
	Unexercised	Unexercised	Unexercised		Option		Stock That		That	Rights That	Rights That
	Options	Options	Unearned		Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)	(#)	Options		Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)		($)	Date	(#)		($)	(#)	($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)*	(i)	(j)*

M. Christine Jacobs		67,000		(1)	3.79	2/19/18	39,000	(2)	45,630
	16,750	50,250		(3)	5.00	2/13/17	21,750	(4)	25,447
	180,000				9.69	8/26/09
	180,000				5.02	8/26/12
Francis J. Tarallo		34,000		(1)	3.79	2/19/18	14,000	(2)	16,380
	8,500	25,500		(3)	5.00	2/13/17	10,500	(4)	12,285
	15,000				8.88	12/19/09
	10,000				5.38	1/3/11
	10,000				4.28	12/20/12
	3,200				3.95	1/14/15
Bruce W. Smith		29,000		(1)	3.79	2/19/18	13,000	(2)	15,210
	7,250	21,750		(3)	5.00	2/13/17	9,750	(4)	11,407
	50,000				8.88	12/19/09
	20,000				4.28	12/20/12
Michael F. Lang		29,000		(1)	3.79	2/19/18	13,000	(2)	15,210

Janet Zeman		10,000		(1)	3.40	2/19/18	10,000	(2)	11,700
	20,000				8.88	2/19/09
	10,000				4.28	12/20/12
	3,200				3.95	1/14/15
_______________

*   Based on the closing price of the Company’s common stock on December 31, 2008 of $1.17.  The market value or payout value of unvested shares and rights does not correspond to the actual value that may ultimately be realized by the Named Executive Officer.

Note: option exercise prices are rounded, since prior to 2000 exercise prices extended to four decimal places.

(1)
Outstanding unvested stock options vest in four equal annual installments beginning 2/19/09. These stock options were granted in February 2008 in connection with the 2008 long term incentive awards.  For Ms. Zeman, these stock options were granted in August 2008 and vest 25% on February 19, 2009, and then 25% annually thereafter.

(2)
Restricted stock grant vests in four equal annual installments beginning 2/19/09. This restricted stock was granted in February 2008 in connection with the 2008 long term incentive awards.  For Ms. Zeman, this restricted stock was granted in August 2008 and vest 25% on February 19, 2009, and then 25% annually thereafter.

(3)	Outstanding unvested stock options vest in three equal annual installments beginning 2/13/09. These stock options were granted in February 2007 in connection with the 2007 long term incentive awards.
(4)	Restricted stock grant vests in three equal annual installments beginning 2/19/09. This restricted stock was granted in February 2007 in connection with the 2007 long term incentive awards.

Option Exercises and Stock Vested
As of Fiscal Year-End December 31, 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
M. Christine Jacobs			39,823	64,935

Francis J. Tarallo			18,650	30,676

Bruce W. Smith			12,340	22,660

Michael F. Lang

Janet Zeman

_________________
(1)
Includes:  Performance Restricted Stock Units granted in 2006 vested on December 31, 2008; and one-fourth of the restricted stock granted in 2007 in connection with the 2007 long term incentive awards, which vested on February 13, 2008.

(2)
Value realized on vesting is based on the closing price of the Company’s common stock on the date of vesting of $1.17 at December 31, 2008 and $3.70 at February 13, 2008, and does not include any withholding taxes paid by the Named Executive Officer.

Equity Compensation Plan Information

The following table summarizes information about the options, rights and other equity compensation under the Company’s equity compensation plans as of December 31, 2008.  The table does not include information about tax qualified plans such as the Theragenics Employee Savings Plan.

	(a)	(b)	(c)

Number of Securities
	Number of Securities to be		Remaining Available for
	Issued Upon Exercise or	Weighted-Average	Future Issuance Under
	Vesting of Outstanding	Exercise Price of	Equity Compensation Plans
	Options, Warrants and	Outstanding Options,	(Excluding Securities
Plan Category	Rights	Warrants and Rights	Reflected in Column(a)*

Equity compensation plans approved by security holders	1,395,617	$6.48	1,253,699
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	1,395,617	$6.48	1,253,699
_________________
*
Reflects shares of Common Stock remaining available for future issuance under the Company’s 2006 and 2000 Stock Incentive Plans, and 26,000 shares of Common Stock remaining available for future issuance under the Company’s Employee Stock Purchase Plan.

Potential Payments Upon Termination or Change of Control

The table below outlines the potential payments and benefits payable to each Named Executive Officer in the event of termination and/or a change in control (“CIC”) as if such CIC and/or termination event had occurred on December 31, 2008:
Triggering Event	Accrued Vacation Pay ($)	Bonus ($) (1)	Severance ($) (2)	Long- Term Incentive Program Cash Bonus ($) (3)	Accelerated Restricted Stock and Stock Options ($) (4)	Accelerated Performance Awards ($) (5)	Continued Health Insurance Coverage (present value) ($)	Other Continued Health Insurance Coverage (present value) ($)	Life Insurance Benefits ($) (6)	Excise Tax and Tax Gross-up ($) (7)
M. Christine Jacobs
Death	4,115	317,000	337,000	68,833	71,078				300,000
Disability	4,115	317,000	337,000	68,833	71,078		12,183	38,571
Resignation/Termination for Cause	4,115
Resignation for Good Reason/Termination without Cause	4,115	317,000	2,081,810	68,833	71,078		12,183	38,571
Involuntary Termination/ Resignation upon Change in Control	4,115	317,000	2,870,965	350,000	71,078		12,183	38,571		1,199,338

Francis J. Tarallo
Death	5,673			33,433	18,277				200,000
Disability	5,673			33,433	18,277
Resignation/Termination for Cause	5,673
Resignation for Good Reason/Termination without Cause	5,673		590,000	33,433	18,277
Involuntary Termination/ Resignation upon Change in Control	5,673		885,000	170,000	26,880

Bruce W. Smith
Death	5,404			29,500	16,971				300,000
Disability	5,404			29,500	16,971
Resignation/Termination for Cause	5,404
Resignation for Good Reason/Termination without Cause	5,404		562,000	29,500	16,971
Involuntary Termination/ Resignation upon Change in Control	5,404		791,490	150,000	24,960

Michael F. Lang
Death	9,552				6,858				200,000
Disability	9,552				6,858
Resignation/Termination for Cause	9,552
Resignation for Good Reason/Termination without Cause	9,552		205,000		6,858
Involuntary Termination/ Resignation upon Change in Control	9,552		205,000	75,000	15,210

Janet Zeman
Death	1,797				5,275				200,000
Disability	1,797				5,275
Resignation/Termination for Cause	1,797
Resignation for Good Reason/Termination without Cause	1,797		200,000		5,275
Involuntary Termination/ Resignation upon Change in Control	1,797		400,000		11,700

(1)	For Ms. Jacobs, represents lump-sum payment for the most recently paid annual bonus.
(2)
For Ms. Jacobs, severance is paid as one lump sum including accrued obligations, the averages of the total salaries and bonuses paid over the last three years, immediate vesting of all outstanding stock grants and a two year continuation of disability and other welfare plan benefits.  Accrued obligations comprise the full base salary through the date of termination, any unpaid but accrued annual bonus and an amount equal to the annual bonus paid for the last full fiscal year, prorated by days worked in the year of termination.  For Mr. Smith, severance is paid over a two year period.  For all other Named Executive Officers, severance is paid over a one to three year period.

(3)
Represents the cash bonus opportunity of the Long-Term Incentive Program where 50% of the Cash Bonus is based upon cumulative revenue in the 2007 to 2009 performance period and 50% is based upon cumulative EBITDA in the same period, as measured relative to the Company’s strategic objectives for the performance period.  Threshold, Target and Maximum amounts have been developed, based on the Company’s strategic plan.  In the event of termination other than change in control or for cause, the award is prorated based on the number of days elapsed since the beginning of the Performance Period.  If a Change in Control occurs during the Performance Period while the Participant is an employee of the Company, the Participant is paid the full value of the Cash Incentive Award determined as if the Company had performed at the Target Performance Level for the duration of the Performance Period and the Participant had remained employed for the duration of the Performance Period.  If the Company or an Affiliate terminates the Participant’s employment for Cause or the Participant resigns before the last day of the Performance Period, the Participant is not entitled to any Cash Incentive Award.

(4)
Represents accelerated vesting of the February 13, 2007 and February 19, 2008 Restricted Stock grants to each Named Executive Officer.  The vested restricted shares are valued at the closing price of the Company’s common stock at December 31, 2008 of $1.17.  A pro rata portion of unvested restricted shares would vest in the same proportion as the number of full days elapsed between the grant date and December 31, 2008, except in the event of a change in control.  In the event of a change in control, all unvested restricted shares become vested. No value is included for accelerated vesting of stock options because the exercise price of all unvested stock options was greater than the closing price of the Company’s stock at December 31, 2008.

(5)	Represents proceeds to named beneficiaries upon death of the Named Executive Officer.
(6)
A portion of Ms. Jacobs’ severance amount calculated for purposes of this schedule in connection with a change in control would be considered “parachute payments” under federal law and subject to federal excise tax (i.e. are associated with a change in control of the Company and exceed a certain level).  In accordance with her contract, the amount under this column represents an additional amount to Ms. Jacobs to put her in the same after-tax position as if no excise tax had been incurred.

The employment contracts of the Named Executive Officers which specify certain payments under termination and/or change in control as included in the above tables also require the material obligation not to compete with the Company, not to solicit the Company’s customers and employees and not to disclose confidential information of the Company, all for a minimum of two years post termination.

Executive Employment Agreements

The Company has employment agreements with each of the Named Executive Officers, the material terms of which are described below. Salary, bonus and incentives awards are recommended by the Compensation Committee and approved by the Board of Directors, or, in the case of the CEO, the independent directors of the Board.

Jacobs Employment Agreement.  The Company has an employment agreement with Ms. Jacobs, which expires on April 13, 2010.  The agreement provides for automatically extending the term for one additional year on April 13 of each year, unless either party gives notice of non-renewal.  The agreement provides for an annual base salary, which is currently $535,000, subject to review at least annually for possible increases, plus eligibility for an annual bonus. The agreement also provides $35,000 annually for use in producing retirement income, an individual disability insurance policy providing the maximum insurable amount as the Compensation Committee determines can be purchased at reasonable cost, plus all other benefits as the Company provides to executive officers.

If the Company terminates Ms. Jacobs’ employment without “Cause,” she resigns for “Good Reason,” or the agreement expires because of non-renewal by the Company, she is entitled to certain severance benefits in addition to “accrued obligations.” These severance benefits are a payment of two times the sum of her annual base pay plus bonus paid in the most recent fiscal year (or three times the sum of her average annual base pay plus average bonus in the last three fiscal years if the termination is within one year of a Change in Control), full vesting of all stock options and any other stock grants, and continuation (or cash plus tax gross-up in lieu of continuation) of other long-term disability and health plan benefits for two years from the date of termination. Under the agreement, “accrued obligations” include an amount equal to bonus paid for the prior fiscal year prorated for the portion of the current fiscal year prior to termination or expiration. “Cause” includes events such as the commission of a felony, fraud or dishonesty that results in material harm to the Company, grossly inappropriate conduct that would materially harm the Company, or a material breach of the employment agreement. “Good Reason” includes events such as an adverse material change in Ms. Jacobs’ role at the Company, a reduction of her compensation, relocation, the occurrence of a “Change in Control,” or a material breach of the employment agreement by the Company.

The agreement provides that if any payments or benefits are “parachute payments” under federal law and are subject to federal excise tax (i.e., are associated with a change in control of the Company and exceed a certain level), the Company will pay an additional amount to Ms. Jacobs to put her in the same after-tax position as if no excise tax had been incurred. Ms. Jacobs’ agreement also contains provisions, which are intended to restrict her from competing with the Company by performing similar services for a competitor, soliciting customers to a competing business, or soliciting the Company’s employees until two years after termination. Her agreement also contains restrictions on the use and disclosure of the Company’s confidential information and trade secrets.  If Ms. Jacobs violates the restrictions on competition or solicitation of customers or employees or the restrictions on the use and disclosure of confidential information and trade secrets, the Company may cease the payments of severance benefits or the provision of welfare benefits that it is providing to Ms. Jacobs and the Company is entitled to pursue other legal and equitable relief to recover any amounts previously paid to Ms. Jacobs and to prevent Ms. Jacobs from further violating those restrictions.

If Ms. Jacobs’ employment is terminated due to her death or “disability” (as defined in the agreement) she will receive payment of all “accrued obligations,” full vesting of all stock options granted one year or more prior to the date of death or termination of employment, prorated vesting of all stock options granted within one year prior to such date, and, in the event of disability, continuation (or cash plus tax gross-up in lieu of continuation) of long term disability and health plan benefits for Ms. Jacobs’ and her family for two years on the same terms to her or her family as available to other executives of the Company.

Other Executive Officer Employment Agreements.  The Company has employment agreements with the remaining Named Executive Officers. Under each employment agreement, the Named Executive Officer is entitled to a specific level of minimum annual base salary, subject to review at least annually for possible increases, participation in a bonus program, reimbursement for financial planning services, and life insurance up to the lesser of $200,000 additional coverage above group term coverage or $450,000 in the aggregate. Each employment agreement provides that the Named Executive Officer is entitled to a specified level of severance benefits if the Company terminates the Named Executive Officer’s employment without “Cause” or the Named Executive Officer resigns for “Good Reason.” Each employment agreement also provides for severance benefits if such termination of employment occurs in connection with a “Change in Control” (i.e., within 90 days before or one year after a Change in Control). Each agreement conditions the right to severance upon the Named Executive Officer’s execution of a release agreement in favor of the Company. Each agreement defines “Cause” to include events such as willful and continued failure to perform duties, willful misconduct or gross negligence, fraud or dishonesty against the Company, commission of a felony or any other crime involving dishonesty, or a material breach of the employment agreement. Each agreement defines “Good Reason” to include a material modification in duties, relocation, or the Company materially breaches the agreement. Each agreement also contains provisions which are intended to restrict each Named Executive Officer from competing with the Company by performing similar services for a competitor, soliciting customers to a competing business, or soliciting the Company’s employees until two years after termination. The agreements also contain restrictions on the use and disclosure of the Company’s confidential information and trade secrets by the Named Executive Officer.  All agreements provide that the Company may cease payment of any severance amounts being paid to the Named Executive Officer if the officer breaches any of the foregoing restrictions and that the Named Executive Officer must repay any amounts already paid to him.  Furthermore, the Company may pursue other legal and equitable remedies to prevent the Named Executive Officer from further violating any of the foregoing restrictions.

The material features of these employment agreements that vary among the Named Executive Officers are described below.

 Tarallo Employment Agreement.  The Company’s employment agreement with Mr. Tarallo expires on August 10, 2010.  The agreement provides for automatically extending the term for one additional year on August 10 of each year, unless either party gives notice of non-renewal.  Mr. Tarallo’s current annual base salary is $295,000. The agreement provides for an automobile allowance of at least $400 per month, as well as one professional membership.  In addition, the agreement provides for an additional annual perquisites allowance up to $10,000, although no such additional perquisites were paid in 2006, 2007 or 2008. The severance benefits payable to Mr. Tarallo following a termination of his employment by the Company without Cause or by him for Good Reason are continued payment of his annual base salary for two years after termination of employment, except that if Mr. Tarallo resigns for Good Reason or is terminated without Cause in connection with a Change in Control, the Company shall be obligated to pay Mr. Tarallo whichever of the following results in Mr. Tarallo’s retaining the larger after-tax amount: three times his annual base salary at the time of termination or, if less than three times Mr. Tarallo’s salary at the time of termination of employment, the largest amount that will not result in a nondeductible payment under Section 280G of the Internal Revenue Code.

Smith Employment Agreement.  The Company’s employment agreement with Mr. Smith expires on January 1, 2011.  The agreement provides for automatically extending the term for one additional year on January 1 of each year, unless either party gives notice of non-renewal.  Mr. Smith’s current annual base salary is $281,000. The agreement provides for an automobile allowance of at least $400 per month, as well as one club membership. The severance benefits payable to Mr. Smith following a termination of his employment by the Company without Cause or by him for Good Reason are continued payment of his annual base salary for two years after termination of employment, except that if Mr. Smith resigns for any reason or is terminated without Cause in connection with a Change in Control, the Company shall be obligated to pay Mr. Smith whichever of the following results in Mr. Smith retaining the larger after-tax amount: three times his annual base salary at the time of termination or, if less than three times Mr. Smith’s salary at the time of termination of employment, the largest amount that will not result in a nondeductible payment under Section 280G of the Internal Revenue Code.

Lang Employment Agreement.  Galt Medical (a wholly-owned subsidiary of the Company) has an employment agreement with Mr. Lang, which expires on August 21, 2009.  Thereafter, the agreement provides for automatically extending the term for one additional year on the anniversary date of each year, unless either party gives notice of non-renewal. Mr. Lang’s current annual base salary is $211,150. The severance benefits payable to Mr. Lang following a termination of his employment by the Company without Cause or by him for Good Reason are continued payment of his annual base salary for one year after termination of employment, except that if Mr. Lang resigns or is terminated without Cause in connection with a Change in Control, the Company shall be obligated to pay Mr. Lang whichever of the following results in Mr. Lang retaining the larger after-tax amount: one times his annual base salary at the time of termination or, if less than one time Mr. Lang salary at the time of termination of employment, the largest amount that will not result in a nondeductible payment under Section 280G of the Internal Revenue Code.

Zeman Employment Agreement.  CP Medical (a wholly-owned subsidiary of the Company) has an employment agreement with Ms. Zeman, which expires on August 6, 2010.  Thereafter, the agreement provides for automatically extending the term on the anniversary date of each year, unless either party gives notice of non-renewal. Ms. Zeman’s current annual base salary is $205,000. The severance benefits payable to Ms. Zeman following a termination of her employment by the Company without Cause or by her with Good Reason are continued payment of her annual base salary for one year after termination of employment, except that if Ms. Zeman resigns for Good Reason or is terminated without Cause in connection with a Change in Control, the Company shall be obligated to pay Ms. Zeman whichever of the following results in Ms. Zeman’s retaining the larger after-tax amount: two times her annual base salary at the time of termination or, if less than two times Ms. Zeman’s salary at the time of termination of employment, the largest amount that will not result in a nondeductible payment under Section 280G of the Internal Revenue Code.

Director Compensation for Fiscal Year-End
December 31, 2008
Name and Principal Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)(1)		(b)	(c)(2)	(d) (3)	(e)	(f)	(g) (5)	(h)

Kathleen A. Dahlberg	2008	23,650	7,558					31,208
	2007
	2006

K. Wyatt Engwall	2008	24,650	7,558					32,208
	2007
	2006

John V. Herndon (4)	2008	75,000	20,023				1,281	96,304
	2007	75,000	18,835				3,067	96,902
	2006	75,000	16,139				2,700	93,839

C. David Moody, Jr.	2008	48,745	16,527					65,272
	2007	3,674	2,197					5,871
	2006

Peter A. A. Saunders	2008	48,745	20,023					68,768
	2007	53,500	18,835					72,335
	2006	55,357	16,139					71,496

Former Directors:
Otis W. Brawley, M.D. (6)	2008		20,921					20,921
	2007	51,000	18,835					69,835
	2006	54,357	16,139	2,945				73,441

Luther T. Griffith (6)	2008	48,745	35,781					84,526
	2007	50,480	16,146					66,626
	2006	24,022	4,311					28,333

(1)
 M. Christine Jacobs, the Company’s President and Chief Executive Officer is not included in this table as Ms. Jacobs is an employee of the Company and thus receives no compensation for services as a director.  The compensation received by Ms. Jacobs as an employee of the Company is shown in the Summary Compensation Table included herein.

(2)
 This column represents the dollar amount recognized for financial statement reporting purposes in the year indicated with respect to the fair value of the restricted stock awards in accordance with SFAS 123R.  The grant date fair value of awards for 2008 was $3.71.  For more information on valuation of stock awards, see footnote L to the Company’s financial statements included in Form 10-K for the year ended December 31, 2008.  These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Director.   At December 31, 2008, the aggregate number of unvested restricted stock awards outstanding was:  Mr. Engwall—5,000; Ms. Dahlberg—5,000; Mr. Herndon—9,999; Mr. Moody—8,333; and Mr. Saunders—9,999.

(3)
This column represents the dollar amount recognized for financial statement reporting purposes for the year indicated with respect to the fair value of stock options grants, in accordance with SFAS 123R.  No stock options were granted to Directors in 2008, 2007 or 2006.  For more information on valuation of stock awards, see footnote L to the Company’s financial statements included in Form 10-K for the year ended December 31, 2008. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Director. At December 31, 2007, the aggregate number of option awards outstanding was:   Mr. Herndon—96,000; and Mr. Saunders—96,000.

(4)
 Mr. Herndon, a Director and former chief executive officer of the Company, has served as Advisor-to-the Chief Executive Officer since the third quarter of 1993. For his continued service as Advisor-to-the Chief Executive Officer, Mr. Herndon’s annual salary is $75,000. In view of his compensation as Advisor-to-the Chief Executive Officer, Mr. Herndon does not receive the annual Director cash retainer or Director meeting fees.

(5)	Represents amount of matching contribution allocated by the Company pursuant to the Employee Savings Plan (401(k) Plan).
(6)	Not currently a director. Dr. Brawley resigned from the Board of Directors on January 15, 2008. Mr. Griffith resigned from the Board of Directors as of December 31, 2008.

Each Director who is not an employee of the Company receives $4,000 per quarter, $1,500 for attending each Board meeting and $1,000 for attending each Committee meeting. A retainer of $2,000 per quarter is paid to each Committee Chairman.  Each Committee member other than the Chair receives a retainer of $500 per quarter for each Committee. Each non-officer Director also receives an annual grant of restricted stock for the lesser of (i) 5,000 shares of Common Stock or (ii) that number of shares of Common Stock valued at $50,000 at the time of grant, which vest over three years.   With the exception of a small adjustment to the quarterly retainer paid to the Chairmen of the Compensation Committee and Governance Committee, there have been no increases to Director compensation since 2005.

Audit Committee Report

The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, financial reports, internal controls and audit functions. The Audit Committee’s responsibilities are more fully described in its charter. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

Management is responsible for the preparation and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, disclosure controls and procedures, internal control over financial reporting, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm (the “independent auditors”) is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles, as well as performing an independent audit and expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to Management and the Company’s independent auditors on the basis of the information it receives, through discussions with Management and the independent auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee’s functions are not intended to duplicate or certify the activities of Management or the independent auditors. The Audit Committee meets at least quarterly with Management and the independent auditors to review the Company’s interim financial statements and discuss various topics and events, including, but not limited to, items related to the Company’s internal control over financial reporting, critical accounting policies and the adequacy of disclosure in the Company’s consolidated financial statements. In accordance with law, the Audit Committee has also established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, including the confidential, anonymous submission of concerns regarding questionable accounting and auditing matters.

The Audit Committee received and reviewed the report of Management’s assessment on internal control over financial reporting at December 31, 2008, contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC, as well as the reports of Dixon Hughes PLLC (“Dixon Hughes”), the Company’s independent auditors for 2008, which are also included in the Company’s Annual Report on Form 10-K. These reports related to Dixon Hughes’ audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee reports as follows with respect to the audit of the Company’s 2008 consolidated financial statements:

•
The Committee has reviewed and discussed the Company’s 2008 audited consolidated financial statements with its Management, including the reasonableness of significant estimates and judgments and the clarity of disclosure in the Company’s financial statements, including the disclosures related to the Company’s critical accounting policies;

•
The Committee has discussed with Dixon Hughes, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•
The Committee has received written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence.

•
Based on review and discussions of the Company’s 2008 audited consolidated financial statements with Management and discussions with Dixon Hughes, the Audit Committee recommended to the Board of Directors that the Company’s 2008 audited consolidated financial statements be included in its Annual Report on Form 10-K.

The Committee meets at regularly scheduled executive sessions. The Committee Chair, Mr. Engwall, presides at the executive sessions of the Audit Committee.

This report is provided by the following independent directors, who comprise the Audit Committee:

K. Wyatt Engwall — Chairman
C. David Moody, Jr.
Peter A.A. Saunders

PROPOSAL NUMBER TWO
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Stockholders will be asked to vote for a proposal to ratify the appointment of Dixon Hughes PLLC (“Dixon Hughes”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.  The Audit Committee is responsible for the selection of the Company’s accounting firm, and has approved the appointment of Dixon Hughes as the independent registered public accounting firm to audit the Company’s consolidated financial statements for 2009. As a matter of good corporate governance, the Company is submitting the selection of Dixon Hughes to stockholders for ratification. Proposal Two requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will have no effect on Proposal Two. A representative of Dixon Hughes is expected to attend the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.  Dixon Hughes has audited the Company’s consolidated financial statements for the years ended December 31, 2008 and 2007.

As reported in the Company’s Form 8-K filed on March 19, 2007, the Audit Committee dismissed Grant Thornton LLP (“Grant Thornton”) and voted to appoint Dixon Hughes as the Company’s independent registered public accounting firm on March 13, 2007.  Grant Thornton’s reports on the Company’s consolidated financial statements for the year ended December 31, 2006 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles except that Grant Thornton’s report for the year ended December 31, 2006 contained an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, effective January 1, 2006.

Grant Thornton’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles, other than Galt Medical, acquired by the Company in August 2006, was excluded from the scope of Grant Thornton’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006.  Galt was also excluded from the scope of management’s assessment of internal control over financial reporting as of December 31, 2006, as permitted by guidance provided by the staff of the U.S. Securities and Exchange Commission.

During the Company’s fiscal year ended December 31, 2006, and through March 13, 2007, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference thereto in their reports for such years; and there were no “reportable events” as that term is used in Item 304(a)(1)(v) of Regulation S-K during the year ended December 31, 2006, and through March 13, 2007.

During the fiscal years ended December 31, 2006, and through March 13, 2007, neither the Company nor anyone on its behalf has consulted with Dixon Hughes regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

Accounting Fees and Services

Following are aggregate fees billed to the Company by Dixon Hughes for professional services for the fiscal years ended December 31, 2008 and 2007.

Audit Fees. In connection with services rendered for the audit of the Company’s annual financial statements and the review of the Company’s interim financial statements, the Company has estimated that its total audit fees for fiscal years 2008 and 2007 were approximately $577,000 and $323,000, respectively. The 2008 figure includes fees for services that were billed to the Company in 2009 in connection with the 2008 fiscal year audit, and billed in 2008 in connection with the 2007 fiscal year audit. In 2008 and 2007, these audit fees include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting.

Audit-Related Fees. The aggregate fees billed by the Company’s independent public accountants for audit-related professional services includes fees associated with the audit of the financial statements of certain employee benefit plans of approximately $17,000 and $12,000 for fiscal years ended December 31, 2008 and 2007, respectively.

Tax Fees. The aggregate fees billed by the Company’s independent public accountants for professional services relating to tax compliance, tax planning and tax advice, taken as a whole, were approximately $81,000 and $47,000 for the fiscal years ended December 31, 2008 and 2007, respectively.

All Other Fees. The aggregate fees billed by the Company’s independent public accountants for all other professional services to the Company were approximately $282,000 in 2008 and consisted of services rendered in connection with the due diligence and independent audits of the consolidated financial statements of NeedleTech Products and affiliates for the years ended December 2007 and 2006.  In 2007, all other fees totaled approximately $2,000 and consisted of services rendered in connection with the filing of certain registration statements.

The Audit Committee pre-approves all services performed by its principal accounting firm. The full Audit Committee approves annually projected services and fee estimates for these services. The Audit Committee Chairman has been designated by the Audit Committee to pre-approve any services arising during the year that are not otherwise pre-approved by the entire Audit Committee. Services approved by the Chairman are communicated to the full Audit Committee for ratification at its next regular meeting. In making its pre-approval determination, the Audit Committee is required to consider whether providing the non-audit services are compatible with maintaining the accounting firm’s independence.

THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES PLLC AS THE COMPANY’S INDEPENDENT ACCOUNTING FIRM FOR 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, officers, directors, and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time they become subject to the reporting requirements and changes in beneficial ownership occurring thereafter. Based on a review of the reports submitted to the Company and written representations from persons known to the Company to be subject to these reporting requirements, the Company believes that its executive officers and directors complied with the Section 16(a) requirements during fiscal year 2008.

RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions.

The Company has adopted a written Related Party Policy, which provides procedures for the review, approval or ratification of certain transactions that require reporting under the applicable rules of the Securities and Exchange Commission (“Interested Transactions”).  Interested Transactions include any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).  A Related Party is (a) any person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) a greater than 5 percent beneficial owner of the Company’s common stock, or (c) any immediate family member of any of the foregoing.  The Related Party Policy is in addition to, and does not replace, the Code of Conduct applicable to all employees, officers and directors, or the Code of Ethics for Chief Executive Officer and Senior Financial Officers.

The Audit Committee of the Board of Directors is responsible for reviewing the material facts of all Interested Transactions and approving and ratifying Interested Transactions.  In connection with its review, the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

The Audit Committee has reviewed certain types of Interested Transactions and determined that each of the following are deemed to be pre-approved by the Audit Committee:  employment and compensation of executive officers, director compensation, any transaction with another company at which a Related Person’s only interest is as an employee and the transaction does not involve more than $250,000, certain Company charitable contributions not to exceed $250,000 or 2% of the charitable organizations’ total annual receipts, transactions where all stockholders receive proportional benefits, transactions involving competitive bids, regulated transactions, and certain banking related services.

No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the Interested Transaction to the Audit Committee.

The Company leases production, warehouse and office space from an entity controlled by the former owners of NeedleTech Products, Mr. Routhier and Mr. Small, who currently serve as Executive Officers of Theragenics. Monthly payments of approximately $5,500 are due under this lease through May 2011.

The Company leases certain production, warehouse and office space from an entity controlled by the former owner and officer of CP Medical, Patrick Ferguson, who is currently a stockholder and a former executive officer of the Company. Monthly payments of approximately $18,000 are due under this lease through April 2010.

STOCKHOLDER PROPOSALS

Stockholders of Theragenics may submit proposals for inclusion in the proxy materials. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company’s 2010 proxy material, a stockholder’s proposal must be received not later than December 7, 2009 at Theragenics Corporation offices, 5203 Bristol Industrial Way, Buford, Georgia 30518, ATTN: Corporate Secretary.

In addition, Theragenics’ By-Laws provide that in order for business to be brought before the Annual Meeting, a stockholder must deliver or mail written notice to the principal executive offices of the Company, which written notice is received not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The notice must state the stockholder’s name, address, number and class of shares of Theragenics stock held, and briefly describe the business to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, and any material interest of the stockholder in the proposal.

The By-Laws also provide that if a stockholder intends to nominate a candidate for election as a Director, the stockholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting.  The notice must set forth the name and address of, and the number of shares owned by, the stockholder (and that of any other stockholder known to be supporting said nominee). The notice must also set forth the name of the nominee for election as a Director, the age of the nominee, the nominee’s business address and experience during the past five years, the number of shares of stock of the Company beneficially held by the nominee, and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a Director of Theragenics if elected.

MISCELLANEOUS

The Company’s website address is “http://www.theragenics.com.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through its website by clicking on the “Investor Relations” page and selecting “SEC Filings.” These reports will be available as soon as reasonably practicable after such material has been electronically filed with, or furnished to, the SEC. These reports are also available through the SEC’s website at “http://www.sec.gov.” The information on these websites and the information contained therein or connected thereto are not intended to be incorporated by reference into this proxy statement.

The Company will furnish without charge a copy of its annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2008, including the consolidated financial statements, to any record or beneficial owner of its common stock as of March 16, 2009, who requests a copy of such report. Any request for the 10-K report should be in writing addressed to: Investor Relations, Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518. If the person requesting the report was not a stockholder of record on March 16, 2009, the request must include a representation that such person was a beneficial owner of common stock of the Company on that date. Copies of any exhibits to the Form 10-K will be furnished on request and upon payment of the Company’s expenses in furnishing such exhibits.

OTHER MATTERS

Management is not aware of any matters to be presented for action at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxy discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.

Buford, Georgia
April 6, 2009

(THERAGENICS CORPORATION LOGO)